UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2005

AXS-ONE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North Rutherford, New Jersey		07070
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2005 Stock Incentive Plan

On April 13, 2005, the Board of Directors of AXS-One Inc. (the “Company”) approved the AXS-One Inc. 2005 Stock Incentive Plan (the “Plan”), subject to stockholder approval.  The Plan was approved by the Company’s stockholders at the 2005 Annual Meeting of Stockholders on May 25, 2005.

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer stock based incentives and other equity interests in the Company to employees, consultants and non-employee directors, thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

All employees and consultants of the Company and its affiliates are eligible to receive stock options, stock appreciation rights and restricted stock under the Plan, as determined by the committee (as described below) in its sole discretion.  Non-employee directors of the Company automatically receive grants of stock options under the Plan and are also eligible to receive discretionary grants of stock options.

A maximum of 1,500,000 shares of the Company’s common stock are available for awards under the Plan, of which 375,000 are available for restricted stock (in each case subject to adjustment as provided in the Plan).  The maximum number of shares subject to awards intended to be “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code that may be granted to any employee during any calendar year will not exceed 500,000 shares, except for the calendar year in which such individual commences his or her employment, the maximum grant will not exceed 1,000,000 shares (in each case subject to adjustment as provided in the Plan).

The Plan is administered by a committee of the Board of Directors (currently the Compensation Committee) consisting of two or more non-employee directors, each of whom is intended to be (to the extent required by applicable law) a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, an outside director as defined under Section 162(m) and an “independent director” as defined under Amex Rule 121A.  With regard to options granted under the Plan to non-employee directors, the Board of Directors administers the Plan.

In general, the Plan may be amended or terminated by the Board of Directors or the committee, but rights granted to an individual prior to such amendment or termination may not be impaired without the consent of such individual.  In addition, generally no such amendment, without stockholder approval to the extent such approval is required by the laws of the State of Delaware, Rule 16b-3, the rules of the American Stock Exchange or under Sections 162(m) or 422 of the Internal Revenue Code, may increase the aggregate number of shares that may be issued under the Plan, increase the maximum individual award limits for any calendar year, change the classification of individuals eligible to receive awards, decrease the minimum exercise price of any option or stock appreciation right or extend the maximum option term under the Plan.

Awards under the Plan may not be made on or after April 13, 2015, but awards granted prior to such date may extend beyond that date.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits.

Exhibit Number	Description
10.1	AXS-One Inc. 2005 Stock Incentive Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form of Non-Employee Director Stock Option Agreement
10.5	Form of Grant Notice
10.6	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date: May 27, 2005	By:	/s/ Joseph Dwyer
		Name:	Joseph Dwyer
		Title:	Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	AXS-One Inc. 2005 Stock Incentive Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement
10.4	Form of Non-Employee Director Stock Option Agreement
10.5	Form of Grant Notice
10.6	Form of Restricted Stock Award Agreement